EXHIBIT 10.2

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Second Amendment”) is made as of the 25th day of April, 2002 by and between The Commercial and Savings Bank of Millersburg, an Ohio state bank with its principal office located at 6 West Jackson Street, Millersburg, Ohio  44654 (“Bank”) and C. James Bess, a resident of Ohio (“Employee”).

WHEREAS, the Bank and Employee entered into an Employment Agreement effective as of March 1, 2001 (the “Agreement”); and

WHEREAS, the Bank and Employee entered into a First Amendment to Employment Agreement (the “First Amendment”) effective as of September 1, 2001; and

WHEREAS, the Bank and Employee wish to further amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.

Section 4.4 of the Agreement is hereby amended in its entirety as follows:

4.4

Employee’s Rights Upon Termination.

A.

In the event that this Agreement is terminated by Bank without cause or is terminated by Employee for Good Reason, Employee shall receive all Base Salary to be paid according to this Agreement through February 28, 2004 plus one (1) years Base Salary.  Such amount shall be paid on an accelerated basis in a lump-sum on the termination date.  Additionally, Employee shall be entitled to participate, at the Bank’s expense, in the employee benefits provided pursuant to Section 2.3 above for one (1) year from the termination date.  The stock option entitlement under Section 2.5 shall remain in full force and effect through March 1, 2006.

Employee’s rights upon termination as provided for in this Section 4.4A shall be subject to reduction or elimination by the Board of Directors in the event the Bank:

a.

becomes insolvent; or

b.

has appointed any conservator or receiver; or

c.

is assigned a composite rating of 5 by the appropriate federal banking agency or is informed in writing by the Federal Deposit Insurance Corporation that it is rated a 5 under the Uniform Financial Institution's Rating System of the Federal Financial Institutions Examination Council; or

d.

has initiated against it by the Federal Deposit Insurance Corporation a proceeding to terminate or suspend deposit insurance; or

e.

is prohibited from complying with the terms of this Agreement pursuant to the provisions of a memorandum of understanding or written agreement imposed on Bank by its applicable regulators.

B.

In the event that this Agreement is terminated by Bank for Cause, Employee shall be entitled to receive all pay and benefits earned through the date of termination with any benefits being paid in arrears being pro rated through the date of termination.  The stock option entitlement under Section 2.5 shall terminate thirty (30) business days after such termination by Bank for cause.

2.

Section 6.2(a) of the Agreement is hereby amended in its entirety as follows:

Employee shall receive a cash payment equal to the remaining Base Salary portion of this Agreement through February 28, 2004 plus one (1) year’s Base Salary, all in a lump sum at the closing of the Change of Control Event.  The stock option entitlement under paragraph 2.5 of this Agreement shall remain in full force and effect.

3.

Except as set forth above, the terms and conditions of the Agreement, as amended by the First Amendment, shall remain in full force and effect.

4.

CSB Bancorp, Inc. shall guarantee the obligations of the Bank hereunder pursuant to a guarantee is substantially the form attached as Exhibit A.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

THE COMMERCIAL AND SAVINGS BANK

OF MILLERSBURG

By: /s/ A. Lee Miller, Senior Vice President and CFO

(Name)

(Title)

/s/ C. James Bess

C. James Bess

EXHIBIT A

GUARANTY

The undersigned hereby guarantees to C. James Bess (“Bess”), his successors and assigns, the full and prompt payment and performance, at maturity (including accelerated or extended maturity), of all obligations and liabilities arising out of the Employment Agreement, as amended, by and between C. James Bess and The Commercial and Savings Bank of Millersburg (the “Bank”), now existing or hereafter created or arising, whether direct, indirect, absolute, contingent, joint or several (all such obligations and liabilities are collectively called “Obligations”); and the undersigned further agrees to pay or reimburse Bess for all reasonable expenses, court costs or attorneys’ fees, paid or incurred by Bess in endeavoring to collect such Obligations or any part thereof or in enforcing this Guaranty.

WAIVER and SUBORDINATION.  The undersigned hereby waives notice of acceptance of this Guaranty, all notice of the creation or existence of any of the Obligations, and of the amounts and terms thereof, and of all defaults by or disputes with Bess, and all other notice to which the undersigned may be entitled or which may be required by law.  Notwithstanding the above, if Bank is contesting or disputing any Obligation, the undersigned shall have no obligation hereunder until the resolution of such contest or dispute.  The undersigned hereby waives all rights and defenses arising out of an election of remedies by Bess.

AUTHORIZATION TO BANK.  Without limitation of the foregoing waivers, the undersigned hereby authorizes Bank, without notice or demand and without affecting the undersigned’s liability hereunder, from time to time to renew, compromise, extend, accelerate, or otherwise change the time for performance or payment or the terms of the Obligations, or any part thereof, including, without limitation:  settle or compromise any disputes; assert any right Bank may have against Bess for any of the Obligations; and anything whatsoever, whether or not herein specified which may be done or waived by or between Bank and Bess.  The undersigned agrees that Bank may do any or all of the foregoing in such manner, upon such terms, and at such times as Bank, in its discretion, deems advisable, without, in any way or respect, impairing, affecting, reducing or releasing the undersigned from liability hereunder and the undersigned hereby consents to each and all of the foregoing acts, events and/or occurrences.

ENFORCEMENT.  This is a continuing Guaranty and the obligation of the undersigned is a primary, absolute, and unconditional obligation of payment and not of collection or collectibility.  Should any Obligations not be paid or performed at maturity (including accelerated or extended maturity) Bess shall have the right to enforce this Guaranty at any time without any notice whatsoever and without any proceeding or action against Bank, the undersigned hereby waiving presentment, demand, protest, notice of dishonor and any right to require Bess to prosecute or seek to enforce any remedies against Bank.  Notwithstanding the above, if Bank is contesting or disputing any Obligation, the undersigned shall have no obligation hereunder until the resolution of such contest or dispute.  This Guaranty and the Obligations may not be assigned by Bess without the consent of the undersigned; the undersigned may not assign the guarantees and obligations contained herein.  This Guaranty shall be binding upon the successors and assigns of the undersigned and shall inure to and may be enforced by Bess, his successors and assigns.

GOVERNING LAW AND JURY WAIVER.  The laws of the State of Ohio shall govern the enforceability and interpretation of this Guaranty.  Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, and if any provision of this Guaranty shall be prohibited or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

GUARANTOR:  CSB Bancorp, Inc.

By:  /s/ A. Lee Miller, Senior Vice President and CFO